EXHIBIT 32.2

Chairman Certification

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Robert Nealon, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-Q report for IGEN Networks for the six month period ended June 30, 2017 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the IGEN Networks.

August 21, 2017

/s/ Robert Nealon
Robert Nealon
Director, Chairman